UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2011
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01— Other Events
Item 9.01— Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 8.01—	Other Events.
     As previously reported, on August 1, 2011, Cumulus Media Inc. (the “Company”) completed the purchase of the remaining 75.0% of the equity interests of Cumulus Media Partners, LLC (“CMP”) that the Company did not already own. In addition, also as previously reported, on March 9, 2011, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with, among others, Citadel Broadcasting Corporation (“Citadel”), pursuant to which the Company agreed to acquire all of the outstanding common stock and warrants of Citadel at a price equal to $37.00 per share, payable in a combination of cash and shares of the Company’s common stock (the “Citadel Acquisition”).
     In connection with its entry into the Merger Agreement, the Company entered into, and subsequently amended and restated, an investment agreement with certain investors (the “Investment Agreement”) pursuant to which such investors agreed to purchase up to an aggregate of $500.0 million in shares of the Company’s common stock, preferred stock or warrants to purchase common stock. On August 12, 2011, in order to satisfy its registration obligations under the Investment Agreement, the Company filed a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-176294) with the Securities and Exchange Commission (the “SEC”).
     This current report on Form 8-K (this “Report”) is being filed to, among other things, update certain of the financial information included in, or incorporated by reference into, the Registration Statement. Specifically, the following financial information is hereby incorporated by reference into this Report:
     (1) the unaudited consolidated condensed financial statements of Citadel as of June 30, 2011 (Successor) and December 31, 2010 (Successor) and for the three and six months ended June 30, 2011 (Successor) and 2010 (Predecessor and Successor) contained in Citadel’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-31740), filed with the SEC on August 15, 2011;
     (2) the unaudited condensed consolidated financial statements of CMP as of June 30, 2011 and December 31, 2010 and for the three and six months ended June 30, 2011 and 2010, included as Exhibit 99.1 to this Report; and
     (3) the unaudited selected pro forma condensed consolidated financial information as of June 30, 2011 and for the six months ended June 30, 2011 and the year ended December 31, 2010, included as Exhibit 99.2 to this Report.
     This Report, including the information contained in the exhibits incorporated by reference herein, contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to, among other things, recently completed and pending acquisitions, including the timing of the completion thereof, and the Company’s financial condition and results of operations after giving effect thereto. All such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are described from time to time in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2010 and its Form 8-K filed on April 25, 2011. The Company assumes no responsibility to update the forward-looking statements contained in this Form 8-K as a result of new information, future events or otherwise.

Item 9.01—	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
99.1	The unaudited condensed consolidated financial statements of CMP as of June 30, 2011 and December 31, 2010, and for the three and six months ended June 30, 2011 and June 30, 2010.
99.2	The unaudited selected pro forma condensed consolidated financial information as of June 30, 2011 and for the three and six months ended June 30, 2011 and the year ended December 31, 2010.
99.3
The unaudited consolidated condensed financial statements of Citadel as of June 30, 2011 (Successor) and December 31, 2010 (Successor) and for the three and six months ended June 30, 2011 (Successor) and 2010 (Predecessor and Successor) contained in Citadel’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 (File No. 001-31740), filed with the SEC on August 15, 2011 and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: September 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	The unaudited condensed consolidated financial statements of CMP as of June 30, 2011 and December 31, 2010, and for the three and six months ended June 30, 2011 and June 30, 2010.
99.2	The unaudited selected pro forma condensed consolidated financial information as of June 30, 2011 and for the three and six months ended June 30, 2011 and the year ended December 31, 2010.